Exhibit 4.50

INDEMNIFICATION AGREEMENT

This Agreement is made and entered into by and between Open Joint Stock Company “Vimpel-Communications”, an open joint stock company organized and existing under the laws of the Russian Federation, with its principal office located at Ulitsa 8-Marta, Dom 10, Building 14, Moscow, Russian Federation 127083 (the “Company”), and [________________] with his principal address at: [__________________________________________________] (the “Indemnified Party”). For purposes of this Agreement, “Indemnified Party” shall include the individual’s spouse, any legal entities controlled by such individual or his/her spouse and his/her heirs, successors and assigns.

Recitals

A.

The Company is engaged in the provision of telecommunications and other services in the Russian Federation and the Commonwealth of Independent States.

B.

The Indemnified Party currently serves in the Company as [_________________,] and may also occupy any position in the Company’s management, as well as in the management of the Company’s affiliates and subsidiaries, and as such, may be subject to claims, actions, suits or proceedings arising out, or as a result of this service.

C.

Due to the fact that (i) the provisions of the Civil Code of the Russian Federation and the Company’s charter regarding the limitation of directors’ and officers’ liability and indemnification may be amended, modified or repealed, (ii) the Company may be unable to purchase or to continue to purchase and maintain adequate directors’ and officers’ liability insurance and (iii) there may be other substantial uncertainties associated with the provisions with respect to limiting the liability and indemnification of directors and officers as set forth in the Civil Code of the Russian Federation, the Company’s charter or any applicable policy maintained by the Company for directors’ and officers’ liability insurance, the Indemnified Party does not regard the rights to limitation of liability and indemnification granted to him under the provisions of the Civil Code of the Russian Federation, the Company’s charter and under directors’ and officers’ liability insurance as adequate to protect him against the risks associated with his service as a director and/or officer of the Company, and the Indemnified Party may be unwilling to continue to serve as a director and/or officer of the Company in the absence of the assurances provided to the Indemnified Party under this Agreement.

D.

As an inducement to the Indemnified Party to continue to serve as a director and/or officer of the Company and/or its affiliates or subsidiaries, the Company has agreed to indemnify the Indemnified Party against expenses and costs incurred by the Indemnified Party in connection with any claims, suits or proceedings arising out of or as a result of the Indemnified Party’s service as a director and/or officer, except as set forth herein.

E.

Therefore, in order to induce the Indemnified Party to continue to (i) serve as a director and/or as an officer of the Company and/or its affiliates or subsidiaries for the current term and for any subsequent term to which he is elected or appointed, and (ii) perform his duties and responsibilities in accordance with his best judgment, without undue concern over potential claims of personal liability, the Company agrees with the Indemnified Party as follows:

Section 1.

Definitions.

A.

“Expenses” shall mean any and all expenses, including, but not limited to, attorneys’ fees, any and all costs, travel expenses, fees to experts, duties, witness fees, procedural fees, telephone charges, postage and delivery service fees, payment for other related services, expenses, losses, taxes (including, but not limited to, value added tax), except such taxes as described in Section 3(C) of this Agreement, all kinds of fines, judgments or amounts paid in settlement (including through peaceful agreement), all interest and accruals and other expenses that are incurred by the Indemnified Party in connection with preparation for any defense, witness, investigation and participation in or in connection with any Action (as defined herein).

It is expressly clarified that with respect to any taxes or fees paid, due or withheld in accordance with any applicable legislation for sums paid to the Indemnified Party under any provision of this Agreement, such sums are to be increased to such amount that will allow the Indemnified Party to receive the full amount due to him after all appropriate deductions are made and taxes and fees are paid.

B.

“Action” shall mean any threatened, pending or completed claim, action, suit or proceedings, or alternative ways of settlement of disputes, whether civil, criminal, administrative, labor or investigative, and irrespective of on whose behalf such action is undertaken, or any inquiry, hearings or investigations leading to them, that arise by reason of the fact that the Indemnified Party is, was or will be a director and/or officer (member of the executive management body) of (i) the Company, (ii) an affiliate or subsidiary of the Company or (iii) at the request of the Company, another corporation, partnership, joint venture, trust or other enterprise or arise in connection with any action or absence of action undertaken in favor of the Company, even if the Indemnified Party committed acts while not serving as a director and/or officer (member of the executive management body) of the Company or one of its affiliates or subsidiaries.

The present Agreement will cover all the positions mentioned in this section, whether such positions are mentioned in the “Recitals” section of the present Agreement or not, and whether such persons served, serve, or will serve as an Indemnified Party.

In particular, the present Agreement will cover the relationship of the Parties which arose before the effective date of the present Agreement (since the date of the first election/appointment of the Indemnified Party to the position which is covered by the Agreement).

It is expressly clarified that the present Agreement will cover all possible Actions which may arise in any jurisdiction (including, but not limited to, the Russian Federation).

Section 2.

Limitation of Liability.

In accordance with Articles 53(3) and 15(1) of the Civil Code of the Russian Federation, the parties have agreed that the Company, represented by any of its managing bodies or in any other manner, will not take any Action against the Indemnified Party, and the Indemnified Party shall in no instance be obliged to compensate the Company for any losses caused by it. The present provision does not apply to losses which arise solely as a result of actions of the Indemnified Party as set forth in Section 3(B) of this Agreement.

Section 3.

Indemnity.

Along with other liabilities under the present Agreement, the Company shall hold the Indemnified Party harmless against any and all Expenses caused by any Action against the Indemnified Party or his property and immediately reimburse or compensate the Indemnified Party for such Expenses, except for the following:

A.

Expenses for which the Indemnified Party has already been indemnified pursuant to any directors’ and officers’ insurance policy maintained by the Company. It is hereby agreed that the indemnity provided in this Agreement is supplemental to any directors’ and officers’ insurance policy. However, if the Indemnified Party (or the Company acting on behalf and in the interests of the Indemnified Party) fails to obtain such indemnification within a reasonable time frame, despite all reasonable efforts by the Indemnified Party, the Indemnified Party shall be entitled to obtain complete indemnification from the Company, notwithstanding the existence of any directors’ and officers’ insurance policy.

B.

Expenses paid in connection with an Action, if it shall be determined by a final judgment or adjudication (which is not reversible or contestable) that an Indemnified Party has committed an intentional act of misconduct or intentional breach of legal duties which caused harm to the Company.

C.

Any income taxes, or any interest, penalties or fines connected with such taxes, in respect of compensation received for services as a director or officer.

This Section 3 does not limit the right of the Indemnified Party to receive advance payments, whether or not any of the circumstances mentioned in subsections (A), (B) or (C) of this Section are the basis for the Action.

Section 4.

Continuation of Indemnity.

All agreements and obligations of the Parties contained herein shall continue during the period that the Indemnified Party is a director or employee of the Company or one of its affiliates or subsidiaries, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnified Party shall be subject to any possible claim or threatened, pending or completed Action by reason of the fact that the Indemnified Party was a director or officer of the Company or serving in any other capacity referred to herein.

Section 5.

Notification to Company.

The Company shall perform its obligations under this Agreement as soon as practicable following the receipt of a written demand for performance from the Indemnified Party, and the Indemnified Party may at any time bring a claim against the Company if the Company, or any agent acting on its behalf, fails to perform the Company’s obligations under this Agreement within thirty (30) days after receipt of such demand, to (i) recover any unpaid amount of a claim or request for Expenses, (ii) cause the Company to fulfill its obligations under this Agreement or (iii) obtain indemnification for losses of the Indemnified Party that have been caused by the Company’s violation of its obligations under this Agreement. If the Indemnified Party is successful in whole or part in any such claim against the Company, the Indemnified Party shall be entitled to be paid the Expenses of prosecuting such claim.

If a claim by an Indemnified Party against the Company is brought to enforce this Agreement, on a showing by the Indemnified Party that an Action has been asserted against him, there shall be a presumption that the Indemnified Party is entitled to indemnification and advancement of Expenses from the Company. The Company shall have the burden to prove beyond a reasonable doubt that the Indemnified Party is not entitled to indemnification or advancement of Expenses.

Section 6.

Control of Defense.

A.

If an Action is made or threatened against the Indemnified Party that may give rise to a right to indemnification under Section 3 of this Agreement, or a right to advancement of Expenses under Section 7 of this Agreement, and provided that the Action is not made in the name or on behalf of the Company and there is no other conflict of interest between the Company and the Indemnified Party with respect to the Action that prevents the Company from implementing a defense of the Indemnified Party, then:

(1) The Company shall have the right to participate at its own cost and expense in the investigation, defense, or other contest of the claim or any other actions, caused by the Action; and

(2) The Company shall have the right to assume the defense of the Action with counsel which has been approved by Indemnified Party on behalf of the Indemnified Party (and, if applicable, jointly with any third party who may have an obligation or right to hold harmless or indemnify the Indemnified Party for the expenses caused by the Action). Upon the Indemnified Party’s written demand, the Company shall be obliged to arrange for the defense of the Indemnified Party from Actions of third parties, undertaking all necessary measures of effectiveness and care concerning the Indemnified Party’s interests.

B.

Whether or not a conflict of interest of the type described in Section 6(A) exists, the Indemnified Party shall have the right to employ his own legal counsel in any such Action that may give rise to a right of indemnification under this Agreement. Under such circumstances, the Expenses of such counsel shall be paid by the Company.

C.

If the Company should elect or is obliged to assume the defense of an Action on behalf of the Indemnified Party, as provided in Section 6(A), then the Company shall:

(1) give the Indemnified Party the prompt written notice of such decision;

(2) be obliged to defend the Action in good faith and in a manner consistent with the best interests of the Indemnified Party;

(3) provide the Indemnified Party with copies of all relevant documentation related to such Action;

(4) consult with the Indemnified Party on a regular basis regarding the Action;

(5) inform the Indemnified Party on a regular basis as to the status and progress of the Action; and

(6) not settle or compromise the Action on any basis or in any manner that would impose any liability or obligation or restriction of any kind on the Indemnified Party without the Indemnified Party’s or its authorized representative’s express written consent.

D.

The provisions of this Section 6 shall be applied taking into account the rights of the insurers with which the Company insured the liability of the Indemnified Party.

E.

At all times, the provisions of this Agreement on advancement of Expenses shall remain effective in all the aforementioned situations.

Section 7.

Advancement of Expenses.

Within 10 days of receipt of a written request to the Company from the Indemnified Party, the Company shall advance the Indemnified Party an amount of money sufficient to cover Expenses in advance of the final disposition of such Expenses, on receipt of:

(1) a written description of the circumstances that have given rise to the Indemnified Party’s exercise of its indemnification rights under this Agreement;

(2) a written undertaking by or on behalf of the Indemnified Party to repay such amount(s) if it shall be determined by final judgment or adjudication (which is not reversible or contestable) that the Indemnified Party is not entitled to be indemnified by the Company under this Agreement; and

(3) satisfactory evidence or a reasonable estimate as to the amount of such Expenses.

In the event of a return of an advancement of Expenses by the Indemnified Party to the Company, the Indemnified Party shall not be required to pay interest for any advancement.

The advancement also includes Expenses incurred during the period commencing from the time when the Indemnified Party is obliged to pay to the claimants any amounts on the Action undertaken against him and the time of actual receipt by the Indemnified Party of proceeds of the directors’ and officers’ liability insurance or other policy procured by the Company, if any.

Section 8.

Directors’ and Officers’ Liability Insurance.

A.

The Company shall use its best efforts to provide the Indemnified Party with insurance coverage that is adequate for the Indemnified Party in light of the value of the Company’s assets, the Indemnified Party’s potential exposure to liability and any other relevant considerations.

B.

The Indemnified Party is obliged to cooperate with the Company in order to effectively and promptly obtain indemnification from the Company’s insurance company.

C.

The provision of directors’ and officers’ insurance, or the failure to so provide directors’ and officers’ insurance or to obtain insurance indemnification, shall in no way limit or diminish the obligation of the Company to indemnify the Indemnified Party as provided in this Agreement.

D.

If the Company has advanced Expenses to the Indemnified Party that also are covered by the Company’s insurance policy, the Indemnified Party shall provide the Company with (a) a power of attorney in favor of the Company and (b) any other documents that enable the Company to receive sums paid by the insurer as reimbursement for such advanced Expenses. The Indemnified Party shall be obliged to remit to the Company Expenses the Indemnified Party receives from the insurer that the Company has previously advanced to the Indemnified Party.

E.

The Company shall organize, at its own expense, the receipt of the insurance reimbursement from the insurance company, undertaking all possible effective measures and care in the interests of the Indemnified Party as set forth in the first written request of the Indemnified Party.

F.

It is expressly stated that this Agreement includes all Actions insured by liability insurance and the Company shall be responsible for any Expenses related to the procurement of directors’ and officers’ insurance that insures the Indemnified Party. Should the Company fail to obtain such insurance, it shall be obliged to reimburse the Indemnified Party for any reasonable Expenses should the Indemnified Party procure (or attempt to procure) its own directors’ and officers’ insurance.

Section 9.

Change in Control.

If there has been a “change in control” of the Company of the type required to be reported under Item 1 of Form 8-K promulgated under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, any determination as to entitlement of indemnification for violation of the United States Securities Act of 1933, as amended, or the Exchange Act shall be made by independent legal counsel selected by the Indemnified Party and approved by the Company, which approval shall not be unreasonably withheld.

Section 10.

Non-Exclusivity.

The indemnification rights granted to the Indemnified Party under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which the Indemnified Party may be entitled under applicable law, the Company’s charter or other internal documents of the Company, shareholder decisions, insurance policy, determination by the Company’s Board of Directors or otherwise.

Section 11.

Successors and Authorized Representatives.

The rights granted hereunder to the Indemnified Party will act in favor of Indemnified Party, its heirs, successors, executors, other beneficiaries and legal representatives, and this Agreement shall bind the Company and its successors.

Section 12.

Severability.

In the event that any provision of this Agreement is or becomes invalid under applicable law, such provision shall be interpreted in such manner as to the maximum extent permitted by applicable law to correspond to the tenor of the invalid provision, and all other provisions shall remain in full force and effect.

When possible, each provision of the present Agreement shall be interpreted in such a way as to be effective under applicable law.

Section 13.

Applicable Law; Arbitration.

This Agreement shall be governed by the laws of the Russian Federation. Any and all disputes and controversies arising under, relating to or in connection with this Agreement shall be settled by arbitration by a panel of one (1) arbitrator under the United Nations Commission on International Trade Law Arbitration Rules in force (the “UNCITRAL Rules”) in accordance with the following terms and conditions:

(i)

In the event of any conflict between the UNCITRAL Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail;

(ii)

Either party to this Agreement may refer a matter to arbitration by written notice to the other party;

(iii)

The place of the arbitration shall be Stockholm, Sweden;

(iv)

The appointing authority shall be the Arbitration Institute of the Sweden Chamber of Commerce, Stockholm;

(v)

The English language shall be used as the written and spoken language for the arbitration and all matters connected with all references to arbitration;

(vi)

The decision of the arbitrator shall be in writing;

(vii)

The decision of the arbitrator shall be final and binding on the parties to this Agreement, save in the event of fraud, manifest mistake or failure by the arbitrator to disclose any conflict of interest; and

(viii)

The decision of the arbitrator may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any jurisdiction.

In the event any dispute is submitted to arbitration, and if so awarded by the arbitrator, the Company shall pay the Indemnified Party the costs and expenses that the Indemnified Party incurs in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 13.

Section 14.

Address.

Any notification, demand or other communication to the Company under this Agreement should be addressed to Ulitsa 8-Marta, Dom 10, Building 14, Moscow, Russian Federation 127083, to the attention of the President and Chief Executive Officer, and as for the Indemnified Party, at the address indicated in the present Agreement, in the case there is no other address indicated by the parties in writing.

IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed in Moscow on this [__] day of [_______] 200__.

[___________________________________________] Name: [______________]

OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS”

Name:
Title:	General Director and Chief Executive Officer